Exhibit 10.285

AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

[Domain Site, Garland, TX]

This AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this “Amendment”) is made and entered into as of July 13, 2015 (the “Effective Date”), by and between RCM Firewheel, LLC, a Texas limited liability company (“Seller), and ArchCo Residential LLC, a Delaware limited liability company (“Purchaser”).

Recitals

This Amendment is made with respect to the following facts:

A.         Seller and Purchaser entered into that certain Agreement of Purchase and Sale dated as or April 29, 2015 (the "Purchase Agreement"), with respect to approximately 135.89 acres of land located in Garland, Texas (the "Property"), as more particularly described in the Purchase Agreement.

B.         Seller and Purchaser desire to amend the Purchase Agreement as set forth in this Amendment.

Agreement

In consideration of the foregoing Recitals, the conditions, terms, covenants and agreements set forth in this Amendment, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree that the Purchase Agreement is amended as set forth in this Amendment:

1.          Defined Terms. Each initially capitalized term used in this Amendment has the meaning set forth for that term in the Purchase Agreement, unless it is otherwise defined in this Amendment.

2.          Due Diligence Period. Sect ion 1.1 (h) of the Purchase Agreement is amended to provide that the Due Diligence Period shall expire on July 31, 2015.

3.          Survey. Section 3.1 of the Purchase Agreement is amended to provide that Purchaser, by July 15, 2015, shall cause the Survey to be prepared and delivered to Seller and Title Company.

4.          Phase I Land Legal Description. Section 2.3(a) of the Purchase Agreement is amended to provide that Purchaser, by July 22, 2015, shall deliver to Seller the proposed legal description for the Phase l Land.

5.          Draft Memorandum. Section 1.2(a) or the Purchase Agreement is amended to provide that Purchaser shall, by July 22, 2015, deliver a proposed form of Memorandum to Seller for its reasonable review and approval.

6.          Draft FPI Collateral Assignment. Section 2.7(j) of the Purchase Agreement is amended to provide that Purchaser, by July 22, 2015, shall deliver a proposed form of FPI Collateral Assignment to Seller for its reasonable review and approval.

7.          FPI Pre-Construction Package. Section 2.6(a) of' the Purchase Agreement is amended to provide that Purchaser, by July 22, 2015, shall review, and give written notice to Seller whether Purchaser approves, each item or the FPI Pre-Construction Package.

8.          Concept Plan. Section 2.4(a) of the Purchase Agreement is amended to provide that Purchaser, by August 12, 2015, shall submit to the City its proposed Concept Plan for the entire Proposed Project and the Property..

9.          Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same Amendment when each party has signed one of the counterparts. This Amendment may be delivered to the Escrow Agent and the other party by facsimile or in pdf format by email transmission.

10.         Entire Agreement. The Purchase Agreement, as amended by this Amendment, constitutes the full and complete agreement and understanding between Seller and Purchaser and shall supersede all prior communications, representations, understandings or agreements, if any, whether oral or written, concerning the subject matter contained in the Purchase Agreement, as so amended, and no provision of the Purchase Agreement, as so amended, may be modified, amended, waived or discharged, in whole or in part, except by a written instrument executed by Seller and Purchaser.

11.         Full Force and Effect; Incorporation. Except as modified by this Amendment, the terms and provisions of the Purchase Agreement are hereby ratified and confirmed and are and shall remain in full force and effect. If any inconsistency arises between this Amendment and the Purchase Agreement as to the specific matters which are the subject of this Amendment, the terms and conditions of this Amendment shall control. This Amendment shall be construed to be a part of the Purchase Agreement and shall be deemed incorporated in the Purchase Agreement by this reference.

Seller and Purchaser have executed this Amendment as of the Effective Date.

Seller:

RCM Firewheel, LLC,
a Texas limited liability company

By:	/s/ Tim Coltart
Name:	Tim Coltart
Title:	EVP

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Purchaser:

ArchCo Residential LLC,
a Delaware limited liability company

By:	/s/ Neil T. Brown
Name:	Neil T. Brown
Title:	Chief Executive Officer

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